                                                                     EXHIBIT 4.4

                    SEVENTH AMENDMENT TO US CREDIT AGREEMENT

     THIS SEVENTH AMENDMENT TO US CREDIT AGREEMENT (herein called the "Amendment") made as of April 16, 2001 (herein called the "Effective Date"), by and among Questar Market Resources, Inc., a Utah corporation ("US Borrower"), Bank of America, N.A., individually and as administrative agent for the Lenders as defined below ("US Agent"), and the undersigned Lenders.

                              W I T N E S S E T H:

     WHEREAS, US Borrower, US Agent and the lenders as signatories thereto (the "Lenders") entered into that certain US Credit Agreement dated as of April 19, 1999, as amended by that certain First Amendment to US Credit Agreement dated as of May 17, 1999, as amended by that certain Second Amendment to US Credit Agreement dated as of July 30, 1999, as amended by that certain Third Amendment to US Credit Agreement dated as of November 30, 1999, as amended by that certain Fourth Amendment to US Credit Agreement dated as of April 17, 2000, and as amended by that certain Fifth Amendment to US Credit Agreement dated as of October 6, 2000, and as amended by that certain Sixth Amendment to US Credit Agreement dated as of February 9, 2001 (the "Original Agreement"), for the purpose and consideration therein expressed, whereby the Lenders became obligated to make loans to US Borrower as therein provided; and

     WHEREAS, US Borrower, US Agent and the undersigned Lenders desire to amend the Original Agreement for the purposes as provided herein;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Agreement, in consideration of the loans which may hereafter be made by Lenders to US Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

                                   ARTICLE I.

                           DEFINITIONS AND REFERENCES

     Section 1.1. TERMS DEFINED IN THE ORIGINAL AGREEMENT. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Agreement shall have the same meanings whenever used in this Amendment.

     Section 1.2. OTHER DEFINED TERMS. Unless the context otherwise requires, the following terms when used in this Amendment shall have the meanings assigned to them in this Section 1.2.

          "AMENDMENT" means this Seventh Amendment to US Credit Agreement.

          "US CREDIT AGREEMENT" means the Original Agreement as amended hereby.

                                   ARTICLE II.

                        AMENDMENTS TO ORIGINAL AGREEMENT

     Section 2.1. AMENDMENT TO ANNEX I. The following definitions set forth in Annex I to the Original Agreement are hereby amended in their entirety to read as follows:

          "'364-DAY COMMITMENT FEE RATE' means, on any date, the number of Basis Points per annum set forth below based on the Applicable Rating Level on such date:

=============================     =================================
           Applicable                    Applicable 364-Day
          Rating Level                   Commitment Fee Rate
-----------------------------     ---------------------------------
          Level I                                 8.5
-----------------------------     ---------------------------------
          Level II                               10.0
-----------------------------     ---------------------------------
          Level III                              12.5
-----------------------------     ---------------------------------
          Level IV                               15.0
-----------------------------     ---------------------------------
          Level V                                17.0
-----------------------------     ---------------------------------
          Level VI                               22.5
-----------------------------     ---------------------------------
          Level VII                              27.5"
=============================     =================================

          "'APPLICABLE MARGIN'

          (a) means when used with respect to Tranche A Loans in the US Agreement on any date, the number of Basis Points per annum set forth below based on the Applicable Rating Level on such date:

=================================    =====================================
           Applicable                             Applicable
          Rating Level                              Margin
---------------------------------    -------------------------------------
            Level I                                  30.0
---------------------------------    -------------------------------------
            Level II                                 35.0
---------------------------------    -------------------------------------
            Level III                                45.0
---------------------------------    -------------------------------------
            Level IV                                 60.0
---------------------------------    -------------------------------------
            Level V                                  75.0
---------------------------------    -------------------------------------
            Level VI                                100.0
---------------------------------    -------------------------------------
            Level VII                               125.0
=================================    =====================================

          (b) means when used in the Canadian Agreement and when used with respect to Tranche B Loans in the US Agreement on any date, the number of Basis Points per annum set forth below based on the Applicable Rating Level on such date:

=================================    =====================================
           Applicable                             Applicable
          Rating Level                              Margin
---------------------------------    -------------------------------------
            Level I                                  30.0
---------------------------------    -------------------------------------
            Level II                                 40.0
---------------------------------    -------------------------------------
            Level III                                50.0
---------------------------------    -------------------------------------
            Level IV                                 75.0
---------------------------------    -------------------------------------
            Level V                                  87.5
---------------------------------    -------------------------------------
            Level VI                                100.0
---------------------------------    -------------------------------------
            Level VII                               125.0
=================================    =====================================

     In the event that the Canadian Revolving Loans convert into Canadian Term Loans pursuant to Section 1.7 of the Canadian Agreement, then as of April 20, 2004, and at all times thereafter the Applicable Margin as set forth above on such Canadian Term Loans shall increase by fifteen (15) Basis Points per annum. Changes in the Applicable Margin will occur automatically without prior notice as changes in the Applicable Rating Level occur.

     US Agent will give notice promptly to Borrowers and the Lenders of changes in the Applicable Margin."

          "'BA DISCOUNT RATE' means, in respect of a BA being accepted by a Lender on any date, (i) for a Lender that is listed in Schedule I to the BANK ACT (Canada), the average bankers' acceptance rate as quoted on Reuters CDOR page (or such other page as may, from time to time, replace such page on that service for the purpose of displaying quotations for bankers' acceptances accepted by leading Canadian financial institutions) at approximately 10:00 a.m. (Toronto time) on such drawdown date for bankers' acceptances having a comparable maturity date as the maturity date of such BA (the "CDOR Rate"); or, if such rate is not available at or about such time, the average of the bankers' acceptance rates (expressed to five decimal places) as quoted to the Agent by the Schedule I BA Reference Banks as of 10:00 a.m. (Toronto time) on such drawdown date for bankers' acceptances having a comparable maturity date as the maturity date of such BA; and (ii) for a Lender that is listed in Schedule II to the BANK ACT (Canada) or a Lender that is listed in Schedule III to the Bank Act (Canada) that is not subject to the restrictions and requirements referred to in subsection 524 (2) of the Bank Act (Canada), the rate established by the Canadian Agent to be the lesser of (A) the CDOR Rate plus 10 Basis Points; and (B) the average of the bankers' acceptance rates (expressed to five decimal places) as quoted to the Canadian Agent by the Schedule II BA Reference Banks as of 10:00 a.m. (Toronto time) on such drawdown date for bankers' acceptances having a comparable maturity date as the maturity date of such BA."

          "'Canadian Maximum Credit Amount' means the Canadian Dollar Exchange Equivalent of US $58,333,333.33; provided that the Canadian Maximum Credit Amount may be increased up to US $70,000,000 pursuant to Section 1.1(b) of the Canadian Agreement."

          "'CONVERSION DATE' means April 15, 2002, or such later day to which the Conversion Date is extended pursuant to Section 1.6 of the Canadian Agreement."

          "'MAJORITY LENDERS' means (i) when used in the US Agreement, Lenders whose aggregate Percentage Shares under the US Agreement equal or exceed sixty-six and two thirds percent (66 2/3%), and (ii) when used in the Canadian Agreement, Lenders whose aggregate Percentage Shares under the Canadian Agreement equal or exceed sixty-six and two thirds percent (66 2/3%)."

          "'PERCENTAGE SHARE' means

          (a) under the US Agreement with respect to any Lender (i) when no US Loans are outstanding, the percentage set forth below such Lender's name on the Lenders Schedule as its Percentage Share under the US Agreement, as modified by assignments of a Lender's rights and obligations under the US Agreement made by or to such Lender in accordance with the terms of the US Agreement or pursuant to Section 1.1(f) of the US Agreement, and (ii) when used otherwise, the percentage obtained by dividing (x) the sum of the unpaid principal balance of such Lender's US Loans and such Lender's Percentage Share of the US LC Obligations, by (y) the sum of the aggregate unpaid principal balance of all US Loans at such time plus the aggregate amount of all US LC Obligations outstanding at such time;

                                  QUESTAR CORP.

          (b) under the Canadian Agreement with respect to any Lender (i) when used in Article I or Article II of the Canadian Agreement, in any Borrowing Notice thereunder or when no Canadian Advances are outstanding, the percentage set forth below such Lender's name on the Lenders Schedule as its Percentage Share under the Canadian Agreement, as modified by assignments of a Lender's rights and obligations under the Canadian Agreement made by or to such Lender in accordance with the terms of the Canadian Agreement or pursuant to Section 1.1(b) of the Canadian Agreement, and (ii) when used otherwise, the percentage obtained by dividing (x) the sum of the unpaid principal balance of such Lender's Canadian Advances and such Lender's Percentage Share of the Canadian LC Obligations, by (y) the sum of the aggregate unpaid principal balance of all Canadian Advances at such time plus the aggregate amount of all Canadian LC Obligations outstanding at such time; and

          (c) when used in any Loan Document with respect to all Lenders under the US Agreement and the Canadian Agreement, (i) for any Lender under the US Agreement, the percentage obtained by dividing such Lender's Percentage Share of the US Facility Usage by the Aggregate Facility Usage, and (ii) for any Lender under the Canadian Agreement, the percentage obtained by dividing such Lender's Percentage Share of the Canadian Facility Usage by the Aggregate Facility Usage."

          "'PERMITTED LIENS' means:

          (a) operators' liens under customary operating agreements, liens arising under gas transportation and purchase agreements on the gas being transported or processed which secure related gas transportation and processing fees only, statutory Liens for taxes, statutory mechanics' and materialmen's Liens, and other similar statutory Liens, provided such Liens secure only Liabilities which are not delinquent or which are being contested as provided in Section 6.7 of the US Agreement or Section 6.7 of the Canadian Agreement;

          (b) Liens on any oil and gas properties which neither have developed reserves (producing or non-producing) properly attributable thereto nor are otherwise held under lease by production of other reserves;

          (c)  Liens on the Restricted Persons' office facilities;

          (d) Liens on property securing non-recourse debt permitted under
     Section 7.1(f) of the US Agreement and Section 7.1(f) of the Canadian Agreement which is acquired with proceeds or developed with proceeds of the non-recourse debt; and

          (e) Liens to secure the Obligations provided that nothing in this definition shall in and of itself constitute or be deemed to constitute an agreement or acknowledgment by the US Agent or the Canadian Agent or any Lender that the Indebtedness subject to or secured by any such Permitted Lien ranks (apart from the effect of any Lien included in or inherent in any such Permitted Liens) in priority to the Obligations."

          "'REQUIRED LENDERS' means (i) when used in the US Agreement, Lenders whose aggregate Percentage Shares under the US Agreement equal or exceed fifty percent (50%), and (ii) when used in the Canadian Agreement, Lenders whose aggregate Percentage Shares under the Canadian Agreement equal or exceed fifty percent (50%)."

          "'TRANCHE B CONVERSION DATE' means April 15, 2002, or such later day to which the Tranche B Conversion Date is extended pursuant to Section 1.1 of the US Agreement."

          "'TRANCHE B MAXIMUM CREDIT AMOUNT' means $41,666,666.67; provided that the Tranche B Maximum Credit Amount may be increased up to $50,000,000 pursuant to Section 1.1(f) of the US Agreement."

     Section.2. ADDITIONAL DEFINITIONS. The following definitions are hereby added to Annex I of the Original Agreement, in alphabetical order, to read as follows:

          "'AGGREGATE FACILITY USAGe' means, at the time in question, the sum of
     (i) the Canadian Facility Usage plus (ii) the US Facility Usage."

          "'TRANCHE A LENDERS' means Lenders designated as Tranche A Lenders on the Lenders Schedule."

          "'TRANCHE A PERCENTAGE SHARE' means with respect to any Tranche A Lender (i) when used in Article I of the US Agreement or in Article II of the US Agreement, in any Borrowing Notice thereunder or when no Tranche A Loans are outstanding, the Tranche A percentage set forth below such Tranche A Lender's name on the Lenders Schedule as modified by assignments of a Tranche A Lender's rights and obligations under the US Agreement made by or to such Lender in accordance with the terms of the US Agreement, and
     (ii) when used otherwise, the percentage obtained by dividing (x) the sum of the unpaid principal balance of such Lender's Tranche A Loans and such Lender's Percentage Share of the US LC Obligations, by (y) the sum of the aggregate unpaid principal balance of all Tranche A Loans at such time plus the aggregate amount of all US LC Obligations outstanding at such time."

          "'TRANCHE A REQUIRED LENDERS' means Tranche A Lenders whose aggregate Tranche A Percentage Shares equal or exceed fifty percent (50%)."

          "'TRANCHE B LENDERS' means Lenders designated as Tranche B Lenders on the Lenders Schedule."

          "'TRANCHE B PERCENTAGE SHARE' means with respect to any Tranche B Lender (i) when used in Article I of the US Agreement, in any Borrowing Notice thereunder or when no Tranche B Loans are outstanding, the Tranche B percentage set forth below such Tranche B Lender's name on the Lenders Schedule as modified by assignments of a Tranche B Lender's rights and obligations under the US Agreement made by or to such Lender in accordance with the terms of the US Agreement, and (ii) when used otherwise, the percentage obtained by dividing (x) the sum of the unpaid principal balance of such Lender's Tranche B Loans, by (y) the sum of the aggregate unpaid principal balance of all Tranche B Loans."

          "'TRANCHE B REQUIRED LENDERS' means Tranche B Lenders whose aggregate Tranche B Percentage Shares equal or exceed fifty percent (50%)."

     Section.3. COMMITMENT TO LEND; US NOTES. Section 1.1 of the Original Agreement is hereby amended in its entirety to read as follows:

               "Section 1.1. COMMITMENTS TO LEND; US NOTES.

          (a) TRANCHE A. Subject to the terms and conditions hereof, each Lender severally agrees to make loans to US Borrower (herein called such Tranche A Lender's "Tranche A Loans") upon US Borrower's request from time to time during the US Facility Commitment Period, provided that (i) subject to Sections 3.3, 3.4 and 3.5, all Tranche A Lenders are requested to make Tranche A Loans of the same Type in accordance with their respective Percentage Shares and as part of the same Borrowing, (ii) the US Facility Usage shall never exceed the US Maximum Credit Amount, (iii) such Tranche A Lender's Percentage Share of the US Facility Usage shall never exceed such Tranche A Lender's Percentage Share of the US Maximum Credit Amount (calculated excluding Competitive Bid Loans), and (iv) such Tranche A Lender's Percentage Share of the Tranche A Facility Usage shall never exceed such Tranche A Lender's Percentage Share of the Tranche A Maximum Credit Amount. The aggregate amount of all Tranche A Loans in any Borrowing must be an integral multiple of US $100,000 which equals or exceeds US $200,000 or, if less, must equal the unadvanced portion of the US Maximum Credit Amount. The obligation of US Borrower to repay to each Tranche A Lender the aggregate amount of all Tranche A Loans made by such Tranche A Lender, together with interest accruing in connection therewith, shall be evidenced by a single promissory note (herein called such Tranche A Lender's "Tranche A Note") made by US Borrower payable to the order of such Tranche A Lender in the form of Exhibit A-1 with appropriate insertions. The amount of principal owing on any Tranche A Lender's Tranche A Note at any given time shall be the aggregate amount of all Tranche A Loans theretofore made by such Tranche A Lender minus all payments of principal theretofore received by such Tranche A Lender on such Tranche A Note. Interest on each Tranche A Note shall accrue and be due and payable as provided herein and therein. Each Tranche A Note shall be due and payable as provided herein and therein, and shall be due and payable in full on the US Facility Maturity Date. Subject to the terms and conditions hereof, US Borrower may borrow, repay, and reborrow Tranche A Loans under the US Agreement during the US Facility Commitment Period. US Borrower may have no more than ten Borrowings of US Dollar Eurodollar Loans (including Tranche A Loans and Tranche B Loans) outstanding at any time.

          (b) TRANCHE B. Subject to the terms and conditions hereof, each Tranche B Lender severally agrees to make loans to US Borrower (herein called such Tranche B Lender's "Tranche B Loans") upon US Borrower's request from time to time during the

     Tranche B Revolving Period, provided that (i) subject to Sections 3.3, 3.4 and 3.5, all Tranche B Lenders are requested to make Tranche B Loans of the same Type in accordance with their respective Percentage Shares and as part of the same Borrowing, (ii) the US Facility Usage shall never exceed the US Maximum Credit Amount , (iii) such Tranche B Lender's Percentage Share of the US Facility Usage shall never exceed such Tranche B Lender's Percentage Share of the US Maximum Credit Amount (calculated excluding Competitive Bid Loans), and (iv) such Tranche B Lender's Percentage Share of the Tranche B Facility Usage shall never exceed such Tranche B Lender's Percentage Share of the Tranche B Maximum Credit Amount. The aggregate amount of all Tranche B Loans in any Borrowing must be an integral multiple of US $100,000 which equals or exceeds US $200,000 or, if less, must equal the unadvanced portion of the US Maximum Credit Amount. The obligation of US Borrower to repay to each Tranche B Lender the aggregate amount of all Tranche B Loans made by such Tranche B Lender, together with interest accruing in connection therewith, shall be evidenced by a single promissory note (herein called such Tranche B Lender's "Tranche B Note") made by US Borrower payable to the order of such Tranche B Lender in the form of Exhibit A-2 with appropriate insertions. The amount of principal owing on any Tranche B Lender's Tranche B Note at any given time shall be the aggregate amount of all Tranche B Loans theretofore made by such Tranche B Lender minus all payments of principal theretofore received by such Tranche B Lender on such Tranche B Note. Interest on each Tranche B Note shall accrue and be due and payable as provided herein and therein. Each Tranche B Note shall be due and payable as provided herein and therein, and shall be due and payable in full on the Tranche B Maturity Date. Subject to the terms and conditions hereof, US Borrower may borrow, repay, and reborrow Tranche B Loans under the US Agreement during the Tranche B Revolving Period. US Borrower may have no more than ten Borrowings of US Dollar Eurodollar Loans (including Tranche A Loans and Tranche B Loans) outstanding at any time.

          (c)  EXTENSION OF CONVERSION DATE.

               (i) US Borrower may, at its option and from time to time during the Tranche B Revolving Period, request an offer to extend the Tranche B Revolving Period by delivering to US Agent a Request for an Offer of Extension not more than sixty days prior to the then current Tranche B Conversion Date. US Agent shall forthwith provide a copy of the Request for an Offer of Extension to each of the Tranche B Lenders. Upon receipt by each Tranche B Lender from US Agent of an executed Request for an Offer of Extension, each Tranche B Lender shall, within thirty days after the date such Tranche B Lender receives such request from US Agent, either:

                    (1) notify US Agent of its acceptance of the Request for an
               Offer of Extension, and the terms and conditions, if any, upon which such Tranche B Lender is prepared to extend the Tranche B Conversion Date; or

                    (2) notify US Agent that the Request for an Offer of
               Extension has been denied, such notice to forthwith be forwarded by US Agent to US

               Borrower to allow US Borrower to seek a replacement Tranche B Lender pursuant to Section 1.1(e) (any Tranche B Lender giving notice of such denial is herein called a "Non-Accepting Tranche B Lender"). The failure of a Tranche B Lender to so notify US Agent within such thirty day period shall be deemed to be notification by such Tranche B Lender to US Agent that such Tranche B Lender has denied US Borrower's Request for an Offer of Extension.

               (ii) Provided that all Tranche B Lenders provide notice to US Agent under Section 1.1(c)(i) that they accept the Request for an Offer of Extension, or if there are Non-Accepting Tranche B Lenders, such Tranche B Lenders shall have been repaid pursuant to Section 1.1(e) or replacement Tranche B Lenders shall have become parties hereto pursuant to Section 1.1(e) and shall have accepted the Request for an Offer of Extension, such acceptance having common terms and conditions, US Agent shall deliver to US Borrower an Offer of Extension incorporating such terms and conditions. Such offer shall be open for acceptance by US Borrower until the fifth Business Day immediately preceding the then current Tranche B Conversion Date. Upon written notice by US Borrower to US Agent accepting an outstanding Offer of Extension and agreeing to the terms and conditions, if any, specified therein (the date of such notice of acceptance in this Section 1.1 being called the "Extension Date"), the Tranche B Conversion Date shall be extended to the date 364 days from the Extension Date and the terms and conditions specified in such Offer of Extension shall be immediately effective.

               (iii) US Borrower understands that the consideration of any Request for an Offer of Extension constitutes an independent credit decision which each Tranche B Lender retains the absolute and unfettered discretion to make and that no commitment in this regard is hereby given by a Tranche B Lender and that any offer to extend the Tranche B Conversion Date may be on such terms and conditions in addition to those set out herein as the extending Tranche B Lenders stipulate.

          (d) CONVERSION TO TRANCHE B TERM LOAN. Effective at 11:59 p.m. Dallas, Texas time on the day immediately preceding the Tranche B Conversion Date,
     (i) each Tranche B Lender's obligation to make new Tranche B Loans shall be canceled automatically, and (ii) each Tranche B Lender's Tranche B Loans shall become term loans maturing on the Tranche B Maturity Date.

          (e) NON-ACCEPTING TRANCHE B LENDER. Provided that Tranche B Lenders whose Percentage Shares represent more than 50% but less than 100% of the US Maximum Credit Amount provide notice to US Agent under Section 1.1(c)(i) that they accept the Request for an Offer of Extension, on notice of US Borrower to US Agent, US Borrower shall be entitled to choose any of the following in respect of each Non-Accepting Tranche B Lender prior to the expiration of the Tranche B Revolving Period, provided that if US Borrower does not make an election prior to the expiration of the Tranche B Revolving Period, US Borrower shall be deemed to have irrevocably elected to exercise the provisions of Section 1.1(e)(i):

               (i) the Non-Accepting Tranche B Lender's obligations to make US Loans shall be canceled as of the Extension Date, the US Maximum Credit Amount shall be reduced by the amount so canceled, and on or prior to the Extension Date the US Borrower shall repay in full all Obligations then outstanding to the Non-Accepting Tranche B Lender (as defined in Section 1.1(c)(i)(2)), or

               (ii) replace the Non-Accepting Tranche B Lender by reaching satisfactory arrangements with one or more existing Tranche B Lenders or new Tranche B Lenders, for the purchase, assignment and assumption of all Canadian Obligations and US Obligations of the Non-Accepting Tranche B Lender, provided that any new Tranche B Lender, with, if necessary, any Affiliate, shall take a pro rata assignment of both Canadian Obligations and US Obligations, and such Non-Accepting Tranche B Lender shall be obligated to sell such Obligations in accordance with such satisfactory arrangements.

     In connection with any such replacement of a Tranche B Lender pursuant to this Section 1.1(e), US Borrower shall pay all costs that would have been due to such Tranche B Lender pursuant to Section 3.6 if such Tranche B Lender's US Loans had been prepaid at the time of such replacement.

          (f) INCREASE IN COMMITMENTS. During the Tranche B Revolving Period, the Tranche A Maximum Credit Amount, the Tranche B Maximum Credit Amount, the US Maximum Credit Amount and the Canadian Maximum Credit Amount may be increased, pro rata, by an aggregate amount of $10,000,000 or any higher integral multiple thereof not to exceed $50,000,000 at the request of US Borrower and with the prior written consent of the US Agent and the Canadian Agent, which consent shall not be unreasonably withheld, and without the consent of any Lender provided that a new Lender becomes a party to the Credit Agreement with the same Percentage Share under Tranche B of the US Credit Agreement and the Canadian Credit Agreement, and that such Lender agrees to all of the terms and conditions of the US Loan Documents and the Canadian Loan Documents. Each of US Agent and Canadian Agent are hereby authorized to execute and deliver amendments to the Loan Documents to effectuate the foregoing on behalf of all Lenders."

     Section.4. TRANCHE A COMMITMENT FEES. Section 1.5(a)(ii) of the Original Agreement is hereby amended in its entirety to read as follows:

               "(ii) TRANCHE A COMMITMENT FEES. In consideration of each Tranche A Lender's commitment to make Tranche A Loans under this Agreement, US Borrower will pay to US Agent for the account of each Tranche A Lender a commitment fee determined on a daily basis by applying the Five-Year Commitment Fee Rate to its Tranche A Percentage Share of the amount by which the Tranche A Maximum Credit Amount exceeds the Tranche A Facility Usage on each day during the US Facility Commitment Period. This commitment fee shall be due and payable in arrears on the fifteenth day after the end of each Fiscal Quarter and at the end of the US Facility Commitment Period."

     Section 2.5. TRANCHE B COMMITMENT FEES. Section 1.5(b)(ii) of the Original Agreement is hereby amended in its entirety to read as follows:

               "(ii) COMMITMENT FEES. In consideration of each Tranche B Lender's commitment to make Tranche B Loans under this Agreement, US Borrower will pay to US Agent for the account of each Tranche B Lender a commitment fee determined on a daily basis by applying the 364-Day Commitment Fee Rate to its Tranche B Percentage Share of the amount by which the Tranche B Maximum Credit Amount exceeds the outstanding principal balance of the Tranche B Loans on each day during the period from the date hereof until the Tranche B Maturity Date. This commitment fee shall be due and payable in arrears on the fifteenth day after the end of each Fiscal Quarter and on the Tranche B Maturity Date."

     Section 2.6. UTILIZATION FEES. Section 1.5(c) of the Original Agreement is hereby amended in its entirety to read as follows:

          "(c) UTILIZATION FEES. During the period from April 16, 2001, until the latest of the Tranche B Conversion Date, the US Facility Maturity Date, and the Conversion Date under the Canadian Agreement, US Borrower will pay to US Agent for the account of each Lender under the US Agreement and the Canadian Agreement, a utilization fee for each day on which the Aggregate Facility Usage exceeds thirty three and one-third percent (33 1/3%) of the sum of (i) the US Maximum Credit Amount plus (ii) the Canadian Maximum Credit Amount; PROVIDED THAT, if the Canadian Loans or Tranche B Loans have been converted to term loans, they shall be excluded from the calculation of utilization fees. The amount of the utilization fee shall be determined on a daily basis by applying the Utilization Fee Rate to each such Lender's Percentage Share of the Aggregate Facility Usage on each such day. This utilization fee shall be due and payable in arrears on each Interest Payment Date for US Base Rate Loans and at the end of the US Facility Commitment Period."

     Section 2.7. LETTERS OF CREDIT. Sections 2.3 and 2.4 of the Original Agreement are hereby amended in their entirety to read as follows:

     "Section 2.3 REIMBURSEMENT AND PARTICIPATIONS.

          (a) REIMBURSEMENT BY US BORROWER. If the beneficiary of any Letter of Credit issued hereunder makes a draft or other demand for payment thereunder then Tranche A Loans that are US Base Rate Loans shall be made by Tranche A Lenders to US Borrower in the amount of such draft or demand notwithstanding the fact that one or more conditions precedent to the making of such US Base Rate Loans may not have been satisfied. Such US Base Rate Loans shall be made concurrently with US LC Issuer's payment of such draft or demand without any request therefor by US Borrower and shall be immediately used by US LC Issuer to repay the amount of the resulting Matured US LC Obligation.

          (b) PARTICIPATION BY TRANCHE A LENDERS. US LC Issuer irrevocably agrees to grant and hereby grants to each Tranche A Lender, and to induce US LC Issuer to issue Letters of

     Credit hereunder, each Tranche A Lender irrevocably agrees to accept and purchase and hereby accepts and purchases from US LC Issuer, on the terms and conditions hereinafter stated and for such Tranche A Lender's own account and risk, an undivided interest equal to its Tranche A Percentage Share of US LC Issuer's obligations and rights under each Letter of Credit issued hereunder and the amount of each Matured US LC Obligation paid by US LC Issuer thereunder. Each Tranche A Lender unconditionally and irrevocably agrees with US LC Issuer that, if a Matured US LC Obligation is paid under any Letter of Credit issued hereunder for which US LC Issuer is not reimbursed in full, whether pursuant to Section 2.3(a) above or otherwise, such Tranche A Lender shall (in all circumstances and without set-off or counterclaim) pay to US LC Issuer on demand, in immediately available funds at US LC Issuer's address for notices hereunder, its Tranche A Percentage Share of such Matured US LC Obligation (or any portion thereof which has not been reimbursed by US Borrower). Each Tranche A Lender's obligation to pay US LC Issuer pursuant to the terms of this subsection is irrevocable and unconditional. If any amount required to be paid by any Tranche A Lender to US LC Issuer pursuant to this subsection is paid by such Tranche A Lender to US LC Issuer within three Business Days after the date such payment is due, US LC Issuer shall in addition to such amount be entitled to recover from such Tranche A Lender, on demand, interest thereon calculated from such due date at the Federal Funds Rate. If any amount required to be paid by any Tranche A Lender to US LC Issuer pursuant to this subsection is not paid by such Tranche A Lender to US LC Issuer within three Business Days after the date such payment is due, US LC Issuer shall in addition to such amount be entitled to recover from such Tranche A Lender, on demand, interest thereon calculated from such due date at the Default Rate.

          (c) DISTRIBUTIONS TO PARTICIPANTS. Whenever US LC Issuer has in accordance with this section received from any Tranche A Lender payment of its Tranche A Percentage Share of any Matured US LC Obligation, if US LC Issuer thereafter receives any payment of such Matured US LC Obligation or any payment of interest thereon (whether directly from US Borrower or by application of LC Collateral or otherwise, and excluding only interest for any period prior to US LC Issuer's demand that such Tranche A Lender make such payment of its Tranche A Percentage Share), US LC Issuer will distribute to such Tranche A Lender its Tranche A Percentage Share of the amounts so received by US LC Issuer; PROVIDED, HOWEVER, that if any such payment received by US LC Issuer must thereafter be returned by US LC Issuer, such Tranche A Lender shall return to US LC Issuer the portion thereof which US LC Issuer has previously distributed to it.

          (d) CALCULATIONS. A written advice setting forth in reasonable detail the amounts owing under this section, submitted by US LC Issuer to US Borrower or any Tranche A Lender from time to time, shall be conclusive, absent manifest error, as to the amounts thereof."

          "Section 2.4 LETTER OF CREDIT FEES. In consideration of US LC Issuer's issuance of any Letter of Credit, US Borrower agrees to pay to US LC Issuer for its own account, a letter of credit fronting fee at a rate equal to
     12.5 Basis Points per annum, prorated for the term of the Letter of Credit, multiplied by the face amount of such Letter of Credit, payable on the date of issuance, and (b) to US Agent, for the account of all Tranche A Lenders in accordance with their respective Tranche A Percentage Shares, a letter of credit issuance fee calculated by applying the Applicable Margin to the face amount of all Letters of Credit outstanding on each day, payable in arrears on the last day of each Fiscal Quarter."

     Section 2.8. RELIANCE BY US AGENT. The third sentence of Section 9.2 of the Original Agreement is hereby amended in its entirety to read as follows:

          "As to any matters not expressly provided for by this Agreement, US Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Tranche A Required Lenders, Tranche B Required Lenders or Required Lenders, as provided in this Agreement, and such instructions shall be binding on all of the Lenders, Tranche A Lenders or Tranche B Lenders, respectively; PROVIDED, HOWEVER, that US Agent shall not be required to take any action that exposes US Agent to personal liability or that is contrary to any Loan Document or applicable Law or unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking any such action."

     Section 2.9. PRO RATA. The fourth sentence of Section 9.11 of the Original Agreement is hereby amended in its entirety to read as follows:

          "Section 9.11 LENDERS TO REMAIN PRO RATA. It is the intent of all parties hereto that, except for Competitive Bid Loans and matters related thereto, the Tranche B Percentage Share of each Tranche B Lender and such Lender's Percentage Share of the Canadian Obligations shall be substantially the same at all times during the term of this Agreement. All subsequent assignments and adjustments of the interests of the Lenders in Tranche B Loans and in the Canadian Obligations will be made so as to maintain such a pro rata arrangement; provided that for the purposes of determining these pro rata shares, any Percentage Share held by any Lender's Affiliates shall be included in determining the interests of such Lender."

     Section 2.10. WAIVERS AND AMENDMENTS. The fourth sentence of Section 10.1 of the Original Agreement is hereby amended in its entirety to read as follows:

          "This Agreement and the other US Loan Documents set forth the entire understanding between the parties hereto with respect to the transactions contemplated herein and therein and supersede all prior discussions and understandings with respect to the subject matter hereof and thereof, and no waiver, consent, release, modification or amendment of or supplement to this Agreement or the other US Loan Documents shall be valid or effective against any party hereto unless the same is in writing and signed by (i) if such party is US Borrower, by US Borrower, (ii) if such party is US Agent or US LC Issuer, by such party, (iii) if such party is a Tranche A Lender, by such Tranche A Lender or by US Agent on behalf of Tranche A Lenders with the written consent of Tranche A Required Lenders, (iv) if such party is a Tranche B Lender, by such Tranche B Lender or by US Agent on behalf of

     Tranche B Lenders with the written consent of Tranche B Required Lenders and (v) if such party is a Lender, by such Lender or by US Agent on behalf of Lenders with the written consent of Required Lenders (which consent has already been given as to the termination of the US Loan Documents as provided in Section 10.10)."

     Section 2.11 LENDERS SCHEDULE. The Lenders Schedule attached to the original Agreement is deleted and Schedule 1 hereto is substituted therefor.

                                  ARTICLE III.

                                  AMENDMENT FEE

     Section 3.1. AMENDMENT FEE. In consideration of US Agent and each Lenders' agreement to enter into this Amendment, US Borrower will pay to US Agent for the account of each Lender an amendment fee determined by applying five Basis Points to such Lender's Percentage Share of the Tranche B Maximum Credit Amount. This amendment fee shall be due and payable on the Effective Date of this Amendment.

                                   ARTICLE IV.

                           CONDITIONS OF EFFECTIVENESS

     Section 4.1. EFFECTIVE DATE. This Amendment shall become effective as of the date first above written when, and only when, US Agent shall have received, at US Agent's office:

          (i) a counterpart of this Amendment executed and delivered by US Borrower and Required Lenders;

          (ii) a certificate of the Secretary or Assistant Secretary and of the President, Chief Financial Officer or Vice President of Administrative Services of US Borrower dated the date of this Amendment certifying: (a) that resolutions adopted in connection with the Original Agreement by the Board of Directors of the US Borrower authorize the execution, delivery and performance of this Amendment by US Borrower, (b) to the names and true signatures of the officers of the US Borrower authorized to sign this Amendment, and (c) that all of the representations and warranties set forth in Article V hereof are true and correct at and as of the time of such effectiveness; and

          (iii) all fees and reimbursements to be paid to US Agent pursuant to any US Loan Documents, or otherwise due US Agent, including fees and disbursements of US Agent's attorneys.

                                   ARTICLE V.

                         REPRESENTATIONS AND WARRANTIES

     Section 5.1. REPRESENTATIONS AND WARRANTIES OF BORROWER. In order to induce US Agent and Lenders to enter into this Amendment, US Borrower represents and warrants to US Agent that:

          (a) The representations and warranties contained in Article V of the Original Agreement are true and correct at and as of the time of the effectiveness hereof.

          (b) US Borrower has duly taken all action necessary to authorize the execution and delivery by it of this Amendment and to authorize the consummation of the transactions contemplated hereby and the performance of its obligations hereunder. US Borrower is duly authorized to borrow funds under the US Credit Agreement.

          (c) The execution and delivery by US Borrower of this Amendment, the performance by US Borrower of its obligations hereunder and the consummation of the transactions contemplated herein do not and will not
     (a) conflict with any provision of (i) any Law, (ii) the organizational documents of US Borrower, or (iii) any agreement, judgment, license, order or permit applicable to or binding upon US Borrower, or (b) result in the acceleration of any Indebtedness owed by US Borrower, or (c) result in or require the creation of any Lien upon any assets or properties of US Borrower, except as expressly contemplated or permitted in the Loan Documents. Except as expressly contemplated in the Loan Documents no consent, approval, authorization or order of, and no notice to or filing with any Tribunal or third party is required in connection with the execution, delivery or performance by US Borrower of this Amendment or to consummate any transactions contemplated herein.

          (d) This Amendment is a legal, valid and binding obligation of US Borrower, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or similar Laws of general application relating to the enforcement of creditors' rights and by equitable principles of general application relating to the enforcement of creditor's rights.

                                   ARTICLE VI.

                                  MISCELLANEOUS

     Section 6.1. RATIFICATION OF AGREEMENTS. The Original Agreement as hereby amended is hereby ratified and confirmed in all respects. The US Loan Documents, as they may be amended or affected by this Amendment, are hereby ratified and confirmed in all respects. Any reference to the US Credit Agreement in any Loan Document shall be deemed to be a reference to the Original Agreement as hereby amended. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Lenders under the

US Credit Agreement, the US Notes, or any other US Loan Document nor constitute a waiver of any provision of the US Credit Agreement, the US Notes or any other US Loan Document.

     Section 6.2. SURVIVAL OF AGREEMENTS; CUMULATIVE NATURE. All of US Borrower's various representations, warranties, covenants and agreements herein shall survive the execution and delivery of this Amendment and the performance hereof, including without limitation the making or granting of the US Loans, and shall further survive until all of the US Obligations are paid in full to each Lender Party and all of Lender Parties' obligations to US Borrower are terminated. All statements and agreements contained in any certificate or instrument delivered by any Restricted Person hereunder or under the US Credit Agreement to any Lender Party shall be deemed representations and warranties by US Borrower or agreements and covenants of US Borrower under this Amendment and under the US Credit Agreement. The representations, warranties, indemnities, and covenants made by Restricted Persons in the US Loan Documents, and the rights, powers, and privileges granted to Lender Parties in the US Loan Documents, are cumulative, and, except for expressly specified waivers and consents, no Loan Document shall be construed in the context of another to diminish, nullify, or otherwise reduce the benefit to any Lender Party of any such representation, warranty, indemnity, covenant, right, power or privilege. In particular and without limitation, no exception set out in this Amendment to any representation, warranty, indemnity, or covenant herein contained shall apply to any similar representation, warranty, indemnity, or covenant contained in any other Loan Document, and each such similar representation, warranty, indemnity, or covenant shall be subject only to those exceptions which are expressly made applicable to it by the terms of the various US Loan Documents.

     Section 6.3. LOAN DOCUMENTS. This Amendment is a US Loan Document, and all provisions in the US Credit Agreement pertaining to US Loan Documents apply hereto.

     Section 6.4. GOVERNING LAW. This Amendment shall be governed by and construed in accordance the laws of the State of Utah and any applicable laws of the United States of America in all respects, including construction, validity and performance. US Borrower hereby irrevocably submits itself and each other Restricted Person to the non-exclusive jurisdiction of the state and federal courts sitting in the State of Utah and agrees and consents that service of process may be made upon it or any Restricted Person in any legal proceeding relating to the Amendment Documents or the Obligations by any means allowed under Utah or federal law.

     Section 6.5. COUNTERPARTS. This Amendment may be separately executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment. This Amendment may be validly executed and delivered by facsimile or other electronic transmission.

     THIS AMENDMENT AND THE OTHER US LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.

                                   QUESTAR MARKET RESOURCES, INC.
                                   US Borrower

                                   By:     /s/ G. L. Nordloh
                                           -------------------------------------
                                           G. L. Nordloh
                                           President and Chief Executive Officer

                                           Mailing Address:
                                           P.O. Box 45433
                                           Salt Lake City, Utah  84145
                                           Attention:  Martin H. Craven

                                           Street Address:
                                           180 East 100 South
                                           Salt Lake City, Utah  84111
                                           Telephone: (801) 324-5497
                                           Fax: (801) 324-5483

                                   BANK OF AMERICA, N.A.
                                   Administrative Agent, US LC Issuer and Lender

                                   By:     /s/ Tracey S. Barclay
                                           -------------------------------------
                                           Tracey S. Barclay
                                           Principal

                                           TORONTO DOMINION (TEXAS), INC.
                                           Lender

                                   By:     /s/ Cank A. Clause
                                           -------------------------------------
                                           Cank A. Clause
                                           Vice President

                                   BANK OF MONTREAL
                                     Lender

                                   By:     /s/ James Whitmore

                                           -------------------------------------
                                           James Whitmore
                                           Director

                                   BANK ONE, NA (MAIN OFFICE CHICAGO)
                                     Lender

                                   By:     /s/ Sean Drinan

                                           -------------------------------------
                                           Sean Drinan
                                           Vice President

                                   FIRST SECURITY BANK, N.A.
                                     Lender

                                   By:     /s/ Troy S. Akagi
                                           -------------------------------------
                                           Troy S. Akagi
                                           Vice President

                                   MELLON BANK, N.A.
                                     Lender

                                   By:     /s/ Roger E. Howard
                                           -------------------------------------
                                           Roger E. Howard
                                           Vice President

                                   U.S. BANK NATIONAL ASSOCIATION
                                     Lender

                                   By:     /s/ Mark E. Thompson
                                           -------------------------------------
                                           Mark E. Thompson
                                           Vice President

                                   THE BANK OF TOKYO-MITSUBISHI, LTD.,
                                   HOUSTON AGENCY

                                     Lender

                                   By:     /s/ K. Glasscock
                                           -------------------------------------
                                           K. Glasscock
                                           Vice President and Manager

                                   THE INDUSTRIAL BANK OF JAPAN, LIMITED
                                     Lender

                                   By:     /s/ Michael C. Jones
                                           -------------------------------------
                                           Michael C. Jones
                                           Vice President

                                   SUMITOMO MITSUI BANKING CORPORATION,
                                   formerly known as The Sumitomo Bank, Limited
                                   Lender

                                   By:     /s/ Bob Grenfelt

                                           -------------------------------------
                                           Bob Grenfelt
                                           Vice President and Manager